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                                 EXHIBIT 23.2


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Human Genome Sciences, Inc. Amended and Restated 2000 Stock Incentive Plan, of our report dated February 9, 2001, with respect to the financial statements of Human Genome Sciences, Inc., included in the Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP
                                        ---------------------------------


McLean, Virginia
August 2, 2001